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                                                                    EXHIBIT 99.1

                                FORM OF ELECTION
          TO BE SUBMITTED PURSUANT TO ELECTION TO RESCIND OR CONTINUE
                  INVESTMENT IN EXTENDED SYSTEMS INCORPORATED

Extended Systems Incorporated
5777 North Meeker Avenue
Boise, Idaho 83713

Attention: Karla K. Rosa, Vice President and Chief Financial Officer

Dear Ms. Rosa:


     The undersigned who holds
     --------------- (shares) acquired on
     -------------------- (date) for $
     ---------------(amount) hereby acknowledges receipt of a final prospectus (the "Prospectus") from Extended Systems Incorporated (the "Company"), in which the Company has offered certain holders of Stock Options and Common Stock the right to rescind or continue their investment (the "Offer"). This Offer must be accepted or rejected within 30 days of receipt of the Offer.


     Subject to the terms and conditions of the Offer and the instructions set forth below. I hereby elect:

                          (check appropriate blank(s))


     [ ] To accept the Offer and rescind the sale to the undersigned of [ ] all or [ ] some
          -------------------- (fill in number) of the shares of Common Stock of the Company and to receive a full refund of all sums paid therefor together with the appropriate legal rate of interest as set forth in the Prospectus from the date of such sale to the date hereof:


       or

     [ ]  To reject the Offer and continue to hold such shares.

     If I have elected to accept the Offer to rescind and the Company is not presently holding my stock certificates, I hereby submit the enclosed shares to which this election relates.


--------------------------------------------------------------------------------------------------------------
           NAME AND ADDRESS OF REGISTERED HOLDER
                      (PLEASE FILL IN)                                     CERTIFICATES ENCLOSED
--------------------------------------------------------------------------------------------------------------
                                                                 CERTIFICATE NO.          NUMBER OF SHARES
                                                             ------------------------------------------------

                                                             ------------------------------------------------

                                                             ================================================

                                                             ------------------------------------------------

                                                             ------------------------------------------------
                                                             TOTAL SHARES:
--------------------------------------------------------------------------------------------------------------


     The Certificates submitted herewith are duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company.

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
Dated: ------------------------ 1998.                        -----------------------------------------
                                                                             Signature

                                                             -----------------------------------------
                                                                             Signature

                                                             -----------------------------------------
                                                                        Print or type name

                                                             Address:

                                                             -----------------------------------------

                                                             -----------------------------------------

                                                             -----------------------------------------

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                                  INSTRUCTIONS

1. GENERAL. This Form of Election should be properly filled in, dated and signed, and should be delivered to the Company at the address set forth on the first page of this Form of Election. The method of delivery to the Company is at the option and risk of the Holder, but if sent by mail, registered mail, return receipt requested, is suggested. An addressed envelope is enclosed for your convenience.

2. TIME IN WHICH TO ELECT. To be effective, a Form of Election must be received by the Company no later than June 30, 1998 (the "Expiration Date"). A Form of Election returned to the Company after the Expiration Date must be accompanied by evidence that the person submitting such Form of Election submitted the Form of Election prior to the Expiration Date.

3. SIGNATURE. The signature (or signatures), on the Form of Election should correspond exactly with the name as written on the face of the share certificate(s), unless the shares have been assigned by the registered holder, in which event the Form of Election should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

     If the Form of Election is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded herewith.

     All signatures should be accompanied by a guarantee executed by appropriate officers of a federally or state charted bank or member firm of the New York Stock Exchange.

4. MISCELLANEOUS. In the case of acceptances of the Offer, the Company will begin mailing and delivering checks in reimbursement for consideration paid for the shares within five business days after the Expiration Date.

     All questions with respect to this Form of Election and the Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions should be directed to Karla K. Rosa, Vice President and Chief Financial Officer, Extended Systems Incorporated, 5777 North Meeker Avenue, Boise, Idaho 83713; (208) 322-7575.

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